Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan of our report dated March 19, 2008, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., incorporated by reference in Form 10-K of OMNOVA Solutions Inc. for the year ended November 30, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

September 25, 2009